                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   CITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                           CITY NATIONAL CORPORATION

                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                                 March 23, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of City National Corporation, which will be held at 4:30 P.M., on Wednesday, April 22, 1998, at City National Center, 400 North Roxbury Drive, Beverly Hills, California.

    The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

    WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

    The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

    We appreciate your continuing support, and look forward to seeing you on April 22nd.

                                           Sincerely,

               [SIG]                                      [SIG]

BRAM GOLDSMITH                            RUSSELL GOLDSMITH
CHAIRMAN OF THE BOARD                     VICE CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

                           CITY NATIONAL CORPORATION

                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that, pursuant to call of its Board of Directors, the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION will be held on Wednesday, the 22nd day of April, 1998, at 4:30 P.M., at City National Center, 400 North Roxbury Drive, Beverly Hills, California, for the purpose of considering and voting upon the following matters:

        1. ELECTION OF DIRECTORS. The election of three directors to hold office for a term of three years.

        2. OTHER BUSINESS. The transaction of such other business as may properly come before such meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of stockholders entitled to notice of the Annual Meeting and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          RICHARD H. SHEEHAN, JR.
                                          SECRETARY

March 23, 1998

                           CITY NATIONAL CORPORATION

                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 22, 1998

                             ---------------------

                                PROXY STATEMENT

To the Stockholders:

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CITY NATIONAL CORPORATION (herein called the "Corporation") to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 22, 1998, at 4:30 P.M. (the "Annual Meeting") as set forth in the foregoing Notice of Annual Meeting. This Proxy Statement and proxy are first being mailed to stockholders on approximately March 20, 1998.

    All proxies on the enclosed form which are properly executed and returned to the Corporation will be voted as provided therein at the Annual Meeting or any adjournments thereof. A stockholder executing and returning a proxy may revoke it at any time before it has been exercised by filing with the Secretary of the Corporation a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

    The Corporation's management does not know of any matters to be brought before the meeting other than the election of directors. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their judgment on such matters.

    Officers and employees of the Corporation may request the return of proxies by mail, telephone, telegraph or in person, for which they will receive no special compensation. The Corporation will bear all expenses of the preparation, printing and use of proxy soliciting materials. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. The Corporation may, in its discretion, retain the services of Innisfree M&A Incorporated, to assist in soliciting proxies from stockholders and brokers, banks and other institutions, nominees and fiduciaries for a fee estimated to be $6,500 in addition to out-of-pocket expenses.

    The Corporation's Form 10-K for its fiscal year ended December 31, 1997, is being distributed to stockholders concurrently herewith. The Company's Summary Annual Report for its fiscal year ended December 31, 1997 is also being distributed to stockholders concurrently herewith but is not to be deemed a part of the materials for the solicitation of proxies.

          RECORD DATE, NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS;
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The securities of the Corporation entitled to be voted at the meeting consist of common stock, $1.00 par value, of which 46,858,109 shares were outstanding as of February 27, 1998. Only holders of common stock of record at the close of business on that date will be entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held, and stockholders may not cumulate their votes. Stockholders holding a majority of the outstanding shares of the Corporation's common stock must be present at the Annual Meeting, either in person or by proxy, in order to establish a quorum for the transaction of business at the meeting. The three director nominees receiving the greatest number of votes cast in person or by proxy will be elected to serve as directors. Abstentions will be treated as votes present at the meeting but voting against such matters. Broker non-votes (ballots cast by brokers who, with respect to the particular matter, have received no voting instructions from the beneficial holder of the shares and do not have discretion to vote in the absence of such instructions) will be treated as votes not present at the meeting with respect to such matters and will have no effect.

    The following table sets forth information as of February 27, 1998, concerning the only beneficial owner of record or known to management of more than 5% of the Corporation's outstanding shares of common stock, $1.00 par value:

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                                AMOUNT     NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                             HELD      HOLDINGS     OF CLASS
------------------------------------------------------------  ----------  -----------  -----------
Bram Goldsmith Group .......................................   6,896,985                    14.72%
  400 North Roxbury Drive
  Beverly Hills, CA 90210

  Goldsmith Family Partnership(1)...........................   4,120,001          AC

  Bram and Elaine Goldsmith, Trustees of the Bram and Elaine
    Goldsmith Family Trust..................................   1,947,509          AC

  Elaine and Bram Goldsmith, Trustees of the Elaine
    Goldsmith Revocable Trust...............................     567,989          AC

  Bram Goldsmith............................................      69,706(2)        BDE

  Goldsmith Family Foundation...............................     191,780(3)        ACE

------------------------

(A) Possesses sole voting power.

(B) Possesses shared voting power.

(C) Possesses sole investment power.

(D) Possesses shared investment power.

(E) Disclaims beneficial ownership.

(1) Limited partnership of which the majority general partner is the Bram and Elaine Goldsmith Family Trust, and the remaining general partners are the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is sole trustee, and Mr. Bruce Goldsmith.

(2) Represents Mr. Goldsmith's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at the most recent valuation date, December 31, 1997. Fund investments are not allocated to individual participant accounts, and Mr. Goldsmith disclaims beneficial ownership thereof.

(3) Mr. Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Corporation currently consists of twelve members, who are divided into three classes. Directors are elected for terms of three years. Each of the twelve directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of the Corporation. At the Annual Meeting, the term of office of the four Class II directors will expire and three directors will be elected to serve for a term of three years and until their respective successors are elected and qualified. Two of the Corporation's four present Class II directors, Burton S. Horwitch and Mirion P. Bowers, M.D., have announced their intention not to stand for re-election and will retire immediately following the Annual Meeting. Russell Goldsmith and Edward Sanders will stand for re-election. In addition, Barry M. Meyer, who was appointed to the Board of Directors on July 23, 1997, will stand for election by the stockholders. Immediately preceding the Annual Meeting, the size of the Board of Directors will be established at ten members until further action of the Board.

    Article III, Section 1(b) of the Corporation's bylaws states that nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than by the Board of Directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors. The notice must set forth (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation that are beneficially owned by such nominee; and (iv) such other information as would be required by the federal securities law and regulations with respect to an individual nominated by the Board of Directors.

    To comply with the above bylaw provision, nominations for the 1998 Annual Meeting by persons other than the Board of Directors should have been received on or before February 20, 1998. The Corporation did not receive any such nominations and deems such nominations to be closed.

    The three persons named below will be nominated for election to serve as directors of the Corporation, and management does not intend to nominate any other persons as directors at this Annual Meeting. If one or more of such nominees should unexpectedly become unavailable for election, votes will be cast pursuant to the accompanying proxy for the election of one or more substitutes to be named by the present Board of Directors. It is the intention of the persons named in the proxy to vote for the election of the three recommended nominees for the three Class II director positions. The names of the nominees for Class II directors, and the Class I and Class III directors who will continue in office after the Annual Meeting, until the expiration of their respective terms, are as follows:

                                                               PRESENT PRINCIPAL OCCUPATION
                                                                 AND PRINCIPAL OCCUPATION                  DIRECTOR OF
NAME                                    AGE                     DURING THE PAST FIVE YEARS                 BANK SINCE
----------------------------------      ---      --------------------------------------------------------  -----------
NOMINEES FOR CLASS II DIRECTORS

Russell Goldsmith(1)..............          48   Chief Executive Officer and Vice Chairman, City National        1978
                                                   Corporation, October 1995 to present; Chairman of the
                                                   Board and Chief Executive Officer, City National Bank,
                                                   October 1995 to present; President, Goldsmith
                                                   Entertainment Company, production and media company,
                                                   1994 to 1995; Consultant, Spelling Entertainment
                                                   Group, Inc., television and home video company, 1994
                                                   to 1995; Chairman of the Board and Chief Executive
                                                   Officer, Republic Pictures Corporation, entertainment
                                                   company, until 1994.

                                     DIRECTOR OF
                                     CORPORATION
NAME                                    SINCE
----------------------------------  -------------
NOMINEES FOR CLASS II DIRECTORS
Russell Goldsmith(1)..............         1979

                                                               PRESENT PRINCIPAL OCCUPATION
                                                                 AND PRINCIPAL OCCUPATION                  DIRECTOR OF
NAME                                    AGE                     DURING THE PAST FIVE YEARS                 BANK SINCE
----------------------------------      ---      --------------------------------------------------------  -----------
Barry M. Meyer....................          54   Executive Vice President and Chief Operating Officer,           1997
                                                   Warner Bros., motion picture and television production
                                                   company.

Edward Sanders....................          75   Principal, Sanders, Barnet, Goldman, Simons & Mosk, a           1985
                                                   Professional Corporation, law firm.

DIRECTORS CONTINUING IN OFFICE
CLASS III DIRECTORS

Richard L. Bloch..................          68   President, Pinon Farm, Inc., equestrian training                1974
                                                   facility; Chairman of the Board, Columbus Realty
                                                   Trust, real estate investment trust, 1993 to 1997;
                                                   Director, Cantel Industries.

Bram Goldsmith(1).................          75   Chief Executive Officer (until October 1995) and                1964
                                                   Chairman of the Board, City National Corporation;
                                                   Chairman of the Board and Chief Executive Officer,
                                                   City National Bank, until October 1995.

Charles E. Rickershauser, Jr......          69   Attorney; Chairman of the Board, PS Group Holdings,             1982
                                                   Inc.; Director, Lee Enterprises, Inc.

Kenneth Ziffren...................          57   Senior Partner, Ziffren, Brittenham, Branca & Fischer,          1989
                                                   law firm.

CLASS I DIRECTORS

George H. Benter, Jr..............          56   President, City National Corporation, 1993 to present;          1992
                                                   President and Chief Operating Officer, City National
                                                   Bank, 1992 to present; Director, The Wet Seal, Inc.;
                                                   Director, Whittaker Corporation.

Stuart D. Buchalter...............          60   Of Counsel, Buchalter, Nemer, Fields & Younger, a               1981
                                                   Professional Corporation, law firm; Chief Executive
                                                   Officer (until January 1995), Chairman of the Board
                                                   (until June 1995), The Art Stores, art materials
                                                   retailer; Chairman of the Board and Chief Executive
                                                   Officer, Standard Brands Paint Company, manufacturer
                                                   and retailer of paint, until June 1993; Director,
                                                   Authentic Fitness Corp.; Director, Earl Scheib, Inc.;
                                                   Director, Faroudga Inc.

Andrea L. Van de Kamp.............          54   Chairman, West Coast Operations, Sotheby's, auction             1994
                                                   house, since 1996. Previously Senior Vice President
                                                   and Managing Director, West Coast Operations,
                                                   Sotheby's; Director, Jenny Craig, Inc.

                                     DIRECTOR OF
                                     CORPORATION
NAME                                    SINCE
----------------------------------  -------------
Barry M. Meyer....................         1997
Edward Sanders....................         1985
DIRECTORS CONTINUING IN OFFICE
CLASS III DIRECTORS
Richard L. Bloch..................         1979
Bram Goldsmith(1).................         1969
Charles E. Rickershauser, Jr......         1982
Kenneth Ziffren...................         1989
CLASS I DIRECTORS
George H. Benter, Jr..............         1993
Stuart D. Buchalter...............         1981
Andrea L. Van de Kamp.............         1994

--------------------------

(1) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

BOARD OF DIRECTORS COMMITTEES

    The Boards of Directors of the Corporation and the Bank each have a Compensation and Directors Nominating Committee composed of Messrs. Stuart D. Buchalter, Charles E. Rickershauser, Jr. and

Edward Sanders. The Committees, which met jointly six (6) times in 1997, act upon matters of compensation and select and nominate candidates for positions on the Corporation's and Bank's Boards of Directors.

    The Audit Committee of the Corporation and the Audit and Examining Committee of the Bank are each composed of Messrs. Stuart D. Buchalter, Richard L. Bloch, and Kenneth Ziffren, all of whom are directors of the Bank and the Corporation. The Audit Committee of the Corporation monitors significant accounting policies, approves services rendered by the auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The Audit and Examining Committee of the Bank periodically reviews asset quality, credit loss reserves, regulatory compliance and internal audit functions of the Bank. These committees met jointly eleven (11) times in 1997.

    During 1997, the Corporation's Board of Directors held ten (10) meetings and the Bank's Board of Directors held eleven (11) meetings. With the exception of Mr. Richard L. Bloch, none of the directors was present at fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served (during the periods he or she served).

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    No direct compensation was paid by the Corporation to any of its executive officers in 1997, except pursuant to the Profit Sharing Plan and the 1995 Omnibus Plan. Instead, the executive officers of the Corporation all of whom are employees of the Bank, were compensated by the Bank and receive benefits under various employee benefit plans of the Bank.

    The following information is furnished with respect to the chief executive officer of the Corporation and each of the other four most highly compensated executive officers of the Corporation (including officers of the Bank who may be deemed to be executive officers of the Corporation), in each case at December 31, 1997 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                ANNUAL COMPENSATION           COMPENSATION(1)
                                                            ----------------------------          AWARDS
                                                                                  OTHER    ---------------------
                                                                                  ANNUAL   SECURITIES UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR     SALARY      BONUS    COMP.        OPTIONS/SARS          COMP.
--------------------------------------------------  ----    --------    --------  ------   ---------------------   ---------
Russell Goldsmith ................................  1997    $456,250    $335,000    (4)            90,000           $19,428(5)
  Vice Chairman and Chief Executive Officer,        1996    $426,250    $272,250    (4)               -0-           $17,776(5)
  City National Corporation; Chairman of the        1995(2) $112,500(3) $ 48,125    (4)           350,324               -0-
  Board and Chief Executive Officer,
  City National Bank

Bram Goldsmith ...................................  1997    $540,000    $374,220    (4)               -0-           $19,428(5)
  Chairman of the Board,                            1996    $540,000    $326,700    (4)               -0-           $18,013(5)
  City National Corporation                         1995    $540,000    $297,000    (4)               -0-           $17,549(5)

George H. Benter, Jr. ............................  1997    $335,840    $225,000    (4)            50,000           $19,428(5)
  President, City National Corporation;             1996    $315,000    $190,575    (4)            50,000           $17,811(5)
  President & Chief Operating Officer,              1995    $300,000    $168,875    (4)            50,000           $17,401(5)
  City National Bank

Frank P. Pekny ...................................  1997    $300,848    $225,000    (4)            50,000           $19,428(5)
  Executive Vice President,                         1996    $280,000    $154,000    (4)            50,000           $17,811(5)
  Chief Financial Officer & Treasurer,              1995    $250,000    $145,250    (4)            50,000           $17,363(5)
  City National Corporation;
  Vice Chairman, Chief Financial Officer and
  Treasurer, City National Bank

Robert A. Moore ..................................  1997    $175,833    $ 65,200    (4)            12,500           $19,428(5)
  Executive Vice President,                         1996    $160,000    $ 64,500    (4)            12,500           $17,811(5)
  Credit Services, City National Bank               1995    $160,000    $ 67,000    (4)            10,000           $16,853(5)

------------------------------

(1) The Corporation did not award restricted stock or pay out amounts pursuant to any long-term incentive plan, as defined in the federal proxy rules, during the period shown.

(2) Employment commenced on October 16, 1995.

(3) Includes $25,000 accrued as fees for attendance of meetings of the Bank's Board of Directors and committees before October 16, 1995.

(4) Aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus reported in preceding columns.

(5) Bank contribution to Profit Sharing Plan allocable to the Named Officer, including any matching contribution to deferred compensation feature of the Plan under Section 401(k) of the Internal Revenue Code.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    BRAM GOLDSMITH AGREEMENT In March 1998, the Corporation and the Bank entered into an Employment Agreement (the "Bram Goldsmith Agreement") with Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as an officer of the Corporation and the Bank from May 15, 1998 to

May 14, 2001. Mr. Goldsmith served as Chairman of the Board and Chief Executive Officer of the Bank and the Corporation until October 16, 1995, when he resigned as Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank. Mr. Goldsmith had previously been employed by the Bank as its Chairman of the Board and Chief Executive Officer for consecutive five-year periods between 1975 and 1995 and the three-year period which began in 1995 and ends on May 14, 1998. The Bram Goldsmith Agreement provides for an annual salary of $540,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the mean between the high and low percentage of annual salary paid as a bonus to any other member of the Bank's Strategy and Planning Committee. A bonus of $374,220 was paid to Mr. Goldsmith in 1998 with respect to his services in 1997. The Bram Goldsmith Agreement provides for split dollar life insurance on the joint lives of Mr. Goldsmith and Mrs. Elaine Goldsmith in the amount of $7,000,000 for which the Company has paid no premiums since 1990. There is no arrangement or understanding, whether formal or informal, that Mr. Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

    The Bram Goldsmith Agreement provides that in the event the Bank terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" consists of only a conviction of a crime directly related to Mr. Goldsmith's employment, a conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's business and affairs, or breach of any material provision of the Bram Goldsmith Agreement. If Mr. Goldsmith's employment is terminated because of injury, physical or mental illness, he will receive all compensation payable for the balance of the term as if it had not been terminated, less any amount paid in lieu of salary under any private or governmental insurance program, and if he dies, the lesser of his annual salary for the balance of the term or two years annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not. At the request of either Mr. Goldsmith or the Bank, any dispute relating to the Bram Goldsmith Agreement will be resolved through binding arbitration. See "CHANGE OF CONTROL AGREEMENTS," below for information relating to change of control arrangements for Mr. Goldsmith.

    RUSSELL GOLDSMITH AGREEMENT On October 16, 1995, the Bank entered into an Employment Agreement (the "Russell Goldsmith Agreement") with Mr. Russell Goldsmith, pursuant to which he became Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. The Russell Goldsmith Agreement will remain in effect until October 15, 1998. The Russell Goldsmith Agreement provides for an annual salary of $420,000 for the first year, $450,000 for the second year and $480,000 for the third year, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the percentage used to calculate the bonus to any other member of executive management of the Bank. A bonus of $335,000 was paid to Mr. Goldsmith in 1998 with respect to his services in 1997.

    The Russell Goldsmith Agreement further provides for the grant of a stock option (which is not an Incentive Stock Option) for 350,000 shares of the Corporation's common stock at an exercise price of $13.375 per share (the fair market value on October 16, 1995). The option was immediately exercisable as to 116,667 shares, became exercisable as to an additional 116,667 shares on October 16, 1996, and became exercisable as to the last 116,666 shares on October 16, 1997. The option will expire on October 15, 2005. Although issued under the 1985 Stock Option Plan, the option contains provisions relating to adjustment in the event of certain corporate transactions and vesting upon the occurrence of a Change in Control Event that are materially identical to the 1995 Omnibus Plan. Mr. Goldsmith was also awarded options to purchase 60,000 and 30,000 shares of the Corporation's common stock in March and May, 1997, respectively at an exercise price of $24.63 and $23.25 per share, respective. These options expire in March and May, 2007, respectively. In each case, the option price per share is equal to the fair market value of a share of the Corporation's common stock on the date of grant. See OPTION/SAR GRANTS IN LAST FISCAL YEAR, below.

    The Russell Goldsmith Agreement further provides that in the event Mr. Goldsmith's employment terminates without good cause, Mr. Goldsmith will be entitled to receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 18 months after the effective date of termination, and his stock options will become fully exercisable. For this purpose, "good cause" consists of a conviction of a crime directly related to Mr. Goldsmith's employment, a conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's business and affairs, or breach of any material provision of the Russell Goldsmith Agreement. If Mr. Goldsmith's employment is terminated because of injury, physical or mental illness, he will receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 18 months after the effective date of termination, less any amount paid in lieu of salary under any private or governmental insurance program, and if he dies, an amount equal to his then base compensation for a period of 18 months after his death will be paid to his wife, if she is living, or his appointee or estate, if she is not. At the end of the original term of the Russell Goldsmith Agreement, if it has not been extended, Mr. Goldsmith will be entitled to receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 12 months after the expiration date. At the request of either Mr. Goldsmith or the Bank, any dispute relating to the Russell Goldsmith Agreement will be resolved through binding arbitration. See "CHANGE OF CONTROL AGREEMENTS", below for information relating to change of control arrangements for Mr. Goldsmith.

    CHANGE OF CONTROL AGREEMENTS. The Bank has entered into Change of Control Agreements (the "Change of Control Agreements") with the 18 officers (the "Officers") who are members of the Bank's Executive Committee, including each of the five Named Employees. The Change of Control Agreements are intended to protect the Officers from a decrease in compensation, benefits, title, or duties following a change in control of the Corporation. Under such provisions, each Officer will be entitled to receive an amount equal to such Officer's then current annual base salary and annual bonus in the event that such Officers remain employed with the Corporation or its successor through the second anniversary of the change in control. Such agreements additionally provide that if there is a decrease in compensation and responsibilities of such Officer or if such Officer's employment is terminated for any reason other than good cause, or if such Officer resigns for good reason during the 30 day period commencing on the first anniversary of the change in control, the Corporation will be required to pay a lump-sum amount equal to two times (as to Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny, three times) such Officer's then current annual base salary and annual bonus, plus the value of certain other benefits and payments foregone due to the termination, and to continue all employee benefits through the remaining term of the Change in Control Agreement. If it is determined that any payments made to an Officer pursuant to the Agreements would subject such Officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation will also be obligated under certain circumstances to pay to such Officer an additional amount sufficient to put such Officer in the same tax position as he or she would have been in had no excise tax been imposed on such payment.

    CHANGE IN CONTROL SEPARATION PAY PLAN The Bank has adopted a Change of Control Separation Pay Plan with respect to all employees who are regularly scheduled to work at least 30 hours per week. The Change of Control Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of a layoff resulting from a change of control, provided the employee is not offered a position with the acquiring institution at a comparable salary. The basic period during which the employee is entitled to receive separation pay is determined by position and length of service and ranges up to forty-three weeks for Vice Presidents. Senior Vice Presidents may receive one times their current annual base salary and annual bonus in the event of layoff following a change of control.

    SEPARATION PAY PLAN The Bank has a Separation Pay Plan with respect to all employees, including the Named Officers, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of continuous service at the time they are laid off. The Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of layoff, provided the employee is not offered a position with the Bank at a comparable salary or a position with an employer that acquires from the Bank the line of business that the employee formerly worked in. The basic period during which the employee is entitled to receive separation pay is determined by position, and ranges up to six weeks for Vice Presidents or above. However, if the employee executes a General Release and Separation Agreement, the separation pay period is extended, based on position and years of service, up to a maximum of 26 weeks of salary (including the six week basic period) for Vice Presidents or above with 13 or more years of service.

    STOCK OPTIONS Outstanding options issued under the City National Corporation 1983 and 1985 Stock Option Plans, which have expired, contain provisions applicable to all option holders, including the Named Officers, relating to exercisability of options upon termination of the option holder's employment and certain other events that may occur in connection with a change in control of the Corporation. Depending upon the value of the Corporation's common stock at the time any such event occurred, the value of options affected by such provisions might exceed $100,000 with respect to a Named Person.

    If any option holder's employment is terminated for any reason other than for cause, death, disability or retirement, any options under the 1983 or 1985 Stock Option Plans held by the employee expire three months after the termination date, and until that time can only be exercised to the extent vested on the date of termination. If an employee dies or terminates employment by reason of disability or retirement, all options vest in full on the termination date, regardless of any vesting schedule otherwise applicable. In the event of the optionee's death, options must be exercised by the employee's estate within one year. If employment terminates because of retirement or disability, options may be exercised until three years after the termination date. The provisions relating to vesting and expiration after termination of employment may be altered by the Compensation and Directors Nominating Committee of the Corporations's Board of Directors (the "Committee") in its discretion, but only with respect to stock options that are not qualified as Incentive Stock Options for tax purposes ("NSOs"). In no event may the expiration of options be extended to later than 10 years after the date of grant.

    In the event (a) more than 70% of the Corporation's common stock is acquired by a person or entity other than the Corporation; or (b) the Corporation is liquidated or dissolved following the sale of all or substantially all of its assets; or (c) the Corporation is merged or consolidated into another entity, then all outstanding stock options held by employees become exercisable unless the Board of Directors unanimously votes to the contrary. If the Corporation is merged or consolidated into another entity and the Board votes against the immediate maturity of outstanding options, the Board will make arrangements with the successor entity to assume outstanding options issued under the 1983 and 1985 Stock Option Plans or substitute a new Plan in their place with appropriate adjustments.

    In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit employees who hold NSOs under the 1983 and 1985 Stock Option Plans to surrender the options and receive the difference between
(i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the NSOs surrendered.

    1995 OMNIBUS PLAN The 1995 Omnibus Plan provides that if the Corporation's common stock is changed into or exchanged for cash, other property or a different kind or number of shares or securities of the Corporation, or if additional shares or other securities are distributed with respect to the common stock through a merger or reorganization in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock dividend, stock split, consolidation, reverse stock split or distribution of cash or property to the Corporation's stockholders, or if there is any other extraordinary corporate transaction or event or a sale of substantially all the Corporation's assets which the Committee determines materially affects the common stock, then the Committee may, in such manner and to such extent as its deems appropriate and equitable, proportionately adjust the 1995 Omnibus Plan and outstanding awards as to the number or kind of shares to which they relate, the price payable upon the exercise or paid in connection with restricted stock or the applicable performance standards or criteria. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spinoff, the Committee may also provide for cash payment or for the substitution or exchange of outstanding awards or the shares, cash or other property for which they may be exercised based upon the amount or property payable or distributable to stockholders because of such event.

    Under the 1995 Omnibus Plan, if a Change in Control Event takes place, then all outstanding options, SARs and Tax Offset Bonus Rights become exercisable, all restricted stock vests free of restrictions and all performance shares become immediately issuable, unless the Committee determines otherwise, in which event the Committee will make provision for continuation and, if required, assumption of the 1995 Omnibus Plan and outstanding awards or for the substitution of new awards therefor. A "Change in Control Event" occurs if (a) more than 20% of the Corporation's common stock or combined voting power is acquired by a person or entity other than Mr. Bram Goldsmith, the Corporation or any employee benefit plan of the Corporation, but not including any acquisition directly from the Corporation; or (b) a majority of the Corporation's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); or (c) the Corporation is reorganized, merged or consolidated into another entity; or (d) the stockholders approve the liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets; unless, with respect to: (a), (c) or (d), after the event more than 80% of the common stock and combined voting power of the Corporation, the surviving company or the company that purchases the Corporation's assets is still held by persons who were formerly the stockholders of the Corporation, and no person or entity other than Mr. Goldsmith, the Corporation, any employee benefit plan of the Corporation or the resulting company, or 20% stockholder prior to the transaction holds more than 20% of such company's common stock or combined voting power.

    In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit the holders of options under the 1995 Omnibus Plan to surrender unexercised options and any rights in tandem therewith and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the options surrendered.

OPTION GRANTS, EXERCISES AND HOLDINGS

    The following information is furnished with respect to stock options granted to the named Officers during 1997. No SARs were granted in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       INDIVIDUAL GRANTS
                                      ------------------------------------------------------------------------------------
                                         NUMBER OF       % OF TOTAL
                                        SECURITIES      OPTIONS/SARS                   MARKET
                                        UNDERLYING       GRANTED TO     EXERCISE OR   PRICE ON                 GRANT DATE
                                       OPTIONS/SARS     EMPLOYEES IN    BASE PRICE   GRANT DATE   EXPIRATION     PRESENT
NAME                                    GRANTED(1)       FISCAL YEAR      ($/SH)      ($/SH)(2)      DATE       VALUE(3)
------------------------------------  ---------------  ---------------  -----------  -----------  -----------  -----------
Russell Goldsmith...................        60,000(4)         12.06%     $   24.63    $   24.63      3/09/07    $ 651,960
                                            30,000(5)                    $   23.25    $   23.25      5/13/07    $ 309,750

Bram Goldsmith......................           -0-              N/A            N/A          N/A          N/A          N/A

George H. Benter, Jr................        50,000(4)          6.70%     $   24.63    $   24.63      3/09/07    $ 543,300

Frank P. Pekny......................        50,000(4)          6.70%     $   24.63    $   24.63      3/09/07    $ 543,300

Robert A. Moore.....................        12,500(6)          1.67%     $   24.13    $   24.13      2/23/07    $ 131,938

--------------------------

(1) All options were granted under the 1995 Omnibus Plan.

(2) Closing price reported on the New York Stock Exchange.

(3) Value estimated by the Black-Scholes option pricing model, based on the following assumptions:

    a. The volatility of the Corporation's stock (a measure in the variability in the stock price) is assumed to be 33.84%, based on changes in the price of the stock over the past ten years, measured monthly.

    b. The risk-free rate of return for options expiring on February 23, 2007, March 9, 2007 and May 13, 2007 are assumed to be 6.38%, 6.54% and 6.67%, respectively, based on the yield on the ten-year U.S. Treasury Notes on the date of grant.

    c. The average annual dividend yield over the term of the option is assumed to be 2%. Actual dividend payments will depend on a number of factors, including financial results, and may differ substantially from the assumption.

    d. The time of exercise is assumed to be the term of the option at the time of grant, ten years.

    The actual value, if any, a Named Officer will realize will depend on the excess of the stock price over the option exercise price on the date of exercise, and such value may differ significantly from the amount shown.

(4) Exercisable as follows: 25% on March 10, 1998; 25% on March 10, 1999; 25% on March 10, 2000; and 25% on March 10, 2001.

(5) Exercisable as follows: 25% on May 14, 1998; 25% on May 14, 1999; 25% on May 14, 2000; and 25% on May 14, 2001.

(6) Exercisable as follows: 25% on February 24, 1998, 25% on February 24, 1999; 25% on February 24, 2000; and 25% on February 24, 2001.

    The following information is furnished with respect to stock options and SARs held by the Named Officers at December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                                            SHARES                  OPTIONS/SARS AT FY-END   OPTIONS/SARS AT FY-END(1)
                                          ACQUIRED ON     VALUE     -----------------------  -------------------------
NAME                                       EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----------------------------------------  -----------  -----------  -----------------------  -------------------------
Russell Goldsmith.......................           0            0      350,324/90,000(2)       $8,344,350/$1,171,575

Bram Goldsmith..........................           0            0            $0/$0                     $0/$0

George H. Benter, Jr....................       4,000   $   92,972     190,264/112,500(3)       $5,444,194/$2,161,344

Frank P. Pekny..........................           0            0     109,115/112,500(4)       $3,119,004/$2,161,344

Robert A. Moore.........................         375   $   10,760      64,553/26,875(5)         $1,836,753/$514,327

--------------------------

(1) Based upon fair market value of $37.1875 per share, the closing price on the New York Stock Exchange of the Corporation's common stock on December 31, 1997.

(2) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $1.00 to $24.63.

(3) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.43 to $24.63 per share.

(4) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $5.05 to $24.63 per share.

(5) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.31 to $24.13 per share.

COMPENSATION OF DIRECTORS

    The Corporation does not pay cash fees to its directors for attendance at Board meetings. However, the Bank, whose Board of Directors is the same as the Corporation's and generally meets jointly with the Corporation's Board, pays a fee of $1,500 to each non-employee director for attendance at each meeting of the Board of Directors. Non-employee directors serving on committees appointed by the Board of Directors receive a fee of $1,000 for each committee meeting attended. Board committee chairs also receive a $3,000 annual cash retainer.

    In addition to the above, the Corporation's 1995 Omnibus Plan provides for the automatic annual grant, on the date of the Annual Meeting of Stockholders, of 500 discounted stock options (which are not Incentive Stock Options) to each non-employee director, including members of the Compensation and Directors Nominating Committee ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, payable in cash or cash equivalents, by surrender of the Corporation's Common Stock held by the director for at least a year before exercise, or any combination of the two. Director Stock Options vest 6 months after the date of issuance or upon the termination of the holder's directorship (other than for cause), whichever is earlier, and expire 10 years after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Directors Nominating Committees of the Corporation's and Bank's Boards of Directors are each composed of Messrs. Charles E. Rickershauser, Jr., Chairman, Stuart D. Buchalter and Edward Sanders. None of the present committee members has ever been an officer or employee of the Corporation, the Bank or any subsidiary of the Bank.

                    REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION AND DIRECTORS NOMINATING COMMITTEE

    Decisions regarding compensation of the Corporation's executive officers, all of whom are employees of the Bank, are made by the Compensation and Directors Nominating Committees of the Corporation and the Bank, which meet jointly (collectively the "Compensation Committee"). As noted elsewhere, the Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan and 1995 Omnibus Plan. The Compensation Committee administers the 1995 Omnibus Plan and grants options and other stock-based awards thereunder, as well as administering outstanding options issued under the 1983 and 1985 Stock Option Plans, which expired in 1993 and 1995, respectively. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Compensation Committee oversees the compensation programs for officers of the Bank, and specifically the compensation of members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation. References in the following report to the Corporation shall be deemed to include the Bank, unless otherwise noted.

    The following report is presented by the Compensation Committee.

OVERALL PHILOSOPHY

    The Corporation's compensation and benefit programs provide systematic ways of rewarding employee colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation's strategic goals. Rewards are determined in accordance with the Corporation's "pay for performance" philosophy, and are based on an evaluation process that periodically assesses performance against established goals. The compensation and benefit programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace. Consistent with the Corporation's 1998 mission statement, these programs are designed to build, train, retain, reward, and support the best team of professionals in the financial industry. They are designed to:

    - Reward achievement of corporate and individual goals in a fair, objective, and consistent way

    - Effectively motivate continued achievement of increasingly higher goals

    - Attract and retain the best team of professionals

    - Balance short and long-term objectives for both the Corporation and colleagues

    - Recognize behaviors that are consistent with the Corporation's values and culture

    - Properly value and blend teamwork and individual effort

    - Provide appropriate levels of rewards using one or more of the following program components: base pay, bonus, stock options, benefit and retirement programs, and training programs

    Key elements of the compensation program for executive management are base salary, annual cash bonus, stock option grants, and benefits typically offered to executive officers by competitive financial institutions.

    Although the exact identity of the competitive institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys concerning comparable positions, these generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California. Some, but not all, of these banks are included within the Montgomery Securities WESTERN BANK MONITOR Proxy index utilized in "STOCKHOLDER RETURN GRAPH," below. Banks not included in the index are selected primarily on the basis of asset size and secondarily on the basis of location. In addition, the Corporation uses custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Corporation in asset size and product mix, and are concentrated in a relatively small geographic location with a low number of branches.

    The Compensation Committee has instituted a policy emphasizing incentive compensation for executive officers tied to annual financial performance goals for the Corporation, such as the Executive Management Bonus Plan discussed below, rather than on base salary, although certain executive officers have received, and may continue to receive, increases in base compensation. This approach serves to further align the interests of the executive officers with those of the stockholders.

    The Corporation has not adopted any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

BASE SALARY

    The Compensation Committee considers and approves management proposals concerning base salaries for executive officers, with the exception of Messrs. Bram Goldsmith and Russell Goldsmith, whose base salary and bonus opportunity was established by the Bram Goldsmith and Russell Goldsmith Agreements, respectively, with the approval of the Board of Directors (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," above). Such adjustments are usually effective beginning March 1.

    Executive officer base salaries for 1997 were established by the Compensation Committee under the terms of a revised corporate salary administration program that became effective in 1994. For the majority of officers, the program establishes ranges for base salaries by salary grade, based on median salary levels for similar positions at competitive financial institutions. However, members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation, are not assigned a salary grade under the program. Based on a survey of the salary levels for similar positions at competitive financial institutions, both in Southern California and nationally, using data provided by Towers Perrin and other independent sources, certain executive officers received salary increases in 1997.

    Mr. Bram Goldsmith's base salary for 1997 was set under the terms of the Bram Goldsmith Agreement which was entered into on March 21, 1995. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--BRAM GOLDSMITH AGREEMENT", above. Mr. Goldsmith's base salary was established by negotiations between Mr. Goldsmith and the Compensation Committee and their respective legal counsel. Mr. Goldsmith's base salary under the Bram Goldsmith Agreement was set at $540,000 per year with no increases through May 14, 1998, the expiration date of the Bram Goldsmith Agreement. The base salary level is not based upon the Corporation's financial performance. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--BRAM GOLDSMITH AGREEMENT", above, for information relating to a new three-year employment agreement with Mr. Goldsmith which commences May 14, 1998.

    Mr. Russell Goldsmith's base salary for 1997 was set under the terms of the Russell Goldsmith Agreement, which was entered into on October 16, 1995. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--RUSSELL GOLDSMITH AGREEMENT," above. Mr. Goldsmith's base salary was established by negotiation between Mr. Goldsmith and the Compensation Committee, and their respective legal counsel. In addition to Messrs. Rickershauser and Buchalter, the two Compensation Committee members at that time, Mr. Kenneth Ziffren served as an ad hoc member of the Compensation Committee for this purpose. In determining the level of base salary, the Compensation Committee took into account Mr. Goldsmith's qualifications and past experience, as well as data regarding base salary levels at other financial institutions provided by Towers Perrin. The base salary level is not based upon the Corporation's financial performance.

ANNUAL CASH BONUSES

    Executive officers of the Bank are eligible to participate, depending on position, in either the Executive Management Bonus Plan or the Key Officer Bonus Plan discussed below.

    EXECUTIVE MANAGEMENT BONUS PLAN The Executive Management Bonus Plan governs annual cash bonuses payable to members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation. Under this Plan, the Bank's Strategy and Planning Committee (each of whose members is also a member of the Executive Committee) each year recommends to the Compensation Committee for its review and adoption (i) a financial performance goal for the Bank, measured in terms of net income, and (ii) the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. If the goal is not achieved to the extent designated by the Compensation Committee, no cash bonuses are paid. If the goal is achieved to such extent, bonuses may, but are not required to, be paid, in the sole discretion of the Compensation Committee, but only out of net income in excess of the goal or designated bonus threshold. After the end of the year, determination of which executive officers will receive bonuses and in what amounts is made by the Compensation Committee following discussion of the recommendations of the Bank's Strategy and Planning Committee, based on a discretionary evaluation of the officers' contribution to the accomplishment of the Bank's goal and department or division goals. Not all eligible officers will necessarily receive a bonus, and not all eligible officers will necessarily receive the same bonus.

    In December 1996, the Compensation Committee established the net income goal for 1997, and the maximum percentages of annual base salary that could be paid as bonuses if the target were achieved. The percentages were a sliding scale, according to the degree to which the net income goal was achieved. Additional amounts may be paid as bonuses to members of the Executive Committee and Strategy and Planning Committee who are deemed by the Compensation Committee to have achieved superior performance during the rating period. The Corporation substantially exceeded its 1997 net income goal, and bonuses were paid in March 1998. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS," above.

    The Bram Goldsmith and Russell Goldsmith Agreements in effect with regard to the payment of bonuses in 1998 for results achieved in 1997, provide that each of their respective bonuses will be a percentage of their respective base salaries that is no less than the percentage used to calculate the bonus of any other member of executive management pursuant to the Executive Management Bonus Plan. As described above, these bonuses were based on the degree to which the Corporation achieved the net income goal established by the Compensation Committee in December 1996. For information relating to a change in the method of calculating Bram Goldsmith's bonus for the years 1998-2000, see "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS--BRAM GOLDSMITH AGREEMENT", above.

    KEY OFFICER BONUS PLAN The Key Officer Bonus Plan governs annual cash bonuses payable to officers considered to be key members of management who are not members of the Bank's Executive Committee.

    Early each year, upon consideration of the recommendations of the Strategy and Planning Committee, the Compensation Committee establishes the maximum sizes of bonuses under the Key Officer Bonus Plan, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. Unlike the Executive Management Bonus Plan, maximum bonus percentages are classified into three categories, based on the extent to which the officer achieves individual performance goals and, in some cases, department or division goals: "minimum" (the officer achieves most goals), "target" (the officer achieves or slightly exceeds all goals) or "maximum" (the officer significantly surpasses his or her goals). After the end of the year, the determination of which officers will receive bonuses, and in what amounts, is made by the Strategy and Planning Committee, within aggregate limits set by the Compensation Committee, based on a discretionary evaluation of the officers' achievement of their goals. Additional amounts may be paid as bonuses to eligible officers who are deemed by the Strategy and Planning Committee to have achieved superior performance during the rating period. Since the Corporation's 1997 net income goal was substantially exceeded, bonuses were paid in March 1998.

STOCK OPTION GRANTS

    Recommendations of the Corporation's Strategy and Planning Committee for the grant of stock options to executive officers under the Corporation's 1995 Omnibus Plan are generally submitted to the Compensation Committee after the end of each fiscal year. After full discussion of the recommendations presented, the Committee decides whether to award stock options.

    The 1995 Omnibus Plan is designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of the grant, and the options generally have a vesting schedule of 25% per year beginning one year after the grant date in order to encourage retention of executive officers and the creation of stockholder value over the long term, since the option holder receives the full benefit of the option only after a number of years. In determining whether to grant an option and the size of the grant to be awarded, the Compensation Committee considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Bank based upon performance of their individual job responsibilities, and option grant levels at competitive financial institutions (in order of decreasing importance). Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is based upon future appreciation in the stock price.

    Utilizing these guidelines, the Compensation Committee granted stock option awards to executive officers under the 1995 Omnibus Plan in February 1998, based on their job performance in 1997.

    Management has recently recommended to the Compensation Committee guidelines requiring ownership of the Corporation's common stock by certain officers. The guidelines would require each Executive Committee member who is not a member of the Strategy and Planning Committee to own shares of the Corporation's common stock with a value equal to one year's base compensation and each member of the Strategy and Planning Committee to own shares of the Corporation's common stock with a value equal to three year's base compensation.

NEWLY HIRED EXECUTIVE OFFICERS

    It is the policy of the Corporation to present to the Compensation Committee, prior to extending an offer of employment to a candidate for an executive officer position, the total compensation package proposed to be offered, including annual base salary, eligibility for an annual cash bonus, the maximum percentage of annual base salary on which the bonus, if any, would be calculated, and any stock option grant proposed to be awarded at the time of hire. The Compensation Committee then approves the proposed annual base salary, eligibility for an annual cash bonus and the grant of stock options. All elements of compensation for newly hired executive officers are based primarily on the responsibilities of the position, the experience of the individual and the incentive compensation practices of other competitive financial institutions (in order of decreasing importance), rather than the Corporation's financial performance. Given the highly competitive nature of banking and its desire to attract the very best talent, from time to time, the Corporation finds it necessary to pay a premium to those individuals deemed critical to its continued success.

                    CHARLES E. RICKERSHAUSER, JR., Chairman
                              STUART D. BUCHALTER
                                 EDWARD SANDERS

                            STOCKHOLDER RETURN GRAPH

    The following line graph compares the total cumulative stockholder return on the Corporation's common stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Stock Index and the Montgomery Securities WESTERN BANK MONITOR index of selected bank stocks. The graph assumes $100 invested on December 31, 1992, in the Corporation's common stock and each of the indices, and does not reflect any adjustment for the distribution to stockholders of the Corporation in 1993 of transferable rights to purchase additional shares of common stock.

                           CITY NATIONAL CORPORATION
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                        PERIOD ENDING DECEMBER 31, 1997

                           CITY NATIONAL CORPORATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN PERFORMANCE
Index Value
                          City National               Western Bank
                            Corporation    S&P 500         Monitor
12/31/92                         100.00     100.00          100.00
12/31/93                         113.21     110.08          120.33
12/31/94                         161.08     111.53          124.32
12/31/95                         216.92     153.44          177.53
12/31/96                         343.05     186.52          220.20
12/31/97                         596.15     251.44          403.99

                                                                                       PERIOD ENDING
                                                        ----------------------------------------------------------------------------
INDEX                                                    12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
------------------------------------------------------------------------------------------------------------------------------------
City National Corporation                                   100.00       113.21       161.08       216.92       343.05       596.15
S&P 500                                                     100.00       110.08       111.53       153.44       166.52       251.44
Western Bank Monitor                                        100.00       120.33       124.32       177.53       220.20       403.99

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table presents the amount and nature of beneficial ownership of the Corporation's common stock, $1.00 par value, by all directors of the Corporation, each Named Officer (see "COMPENSATION OF DIRECTORS AND OFFICERS," above) and the Corporation's directors and executive officers as a group:

                                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                 --------------------------------------------------
                                                                                   NATURE OF
NATURE OF BENEFICIAL OWNER                                       AMOUNT HELD       HOLDINGS       PERCENT OF CLASS
---------------------------------------------------------------  ------------  -----------------  -----------------
GEORGE H. BENTER, JR...........................................       14,000          BD                      *
                                                                       6,443(1)        BDE
                                                                     227,764(2)         F

RICHARD L. BLOCH...............................................      221,709          BD                      *
                                                                       2,596(2)         F

STUART D. BUCHALTER............................................       10,643          AC                      *
                                                                       2,000          AC
                                                                         375(3)         E

BRAM GOLDSMITH.................................................    6,635,499(4)        BD                 14.05%
                                                                      69,706(1)        BDE
                                                                     191,780(5)        BDE

RUSSELL GOLDSMITH..............................................        1,904          AC                  10.92%
                                                                   4,120,001(6)        BD
                                                                     726,040(6)        AC
                                                                     191,780(5)        BDE
                                                                      73,495(6)        BDE
                                                                     365,324(2)         F
                                                                       1,359(1)        BDE

BARRY M. MEYER.................................................          500          AC                      *

ROBERT A. MOORE................................................          375          AC                      *
                                                                      73,303(2)

FRANK P. PEKNY.................................................        8,000          AC                      *
                                                                       3,449(1)        BDE
                                                                     146,614(2)         F

CHARLES E. RICKERSHAUSER, JR...................................       13,324          AC                      *

EDWARD SANDERS.................................................       15,280          AC                      *
                                                                       1,137          BD
                                                                         738(2)         F

ANDREA L. VAN DE KAMP..........................................        1,000          AC                      *
                                                                       1,455(2)         F

KENNETH ZIFFREN................................................        3,024          AC                      *
                                                                      15,786          BD
                                                                         738(2)         F

ALL EXECUTIVE OFFICERS and DIRECTORS as a Group (15 Persons)...    8,729,697(7)                           18.29%

------------------------

 *  Does not exceed 1% of class.

A  Possesses sole voting power.

B  Possesses shared voting power.

C  Possesses sole investment power.

D  Possesses shared investment power.

E  Disclaims beneficial ownership.

F Shares as to which listed beneficial owner has right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.

(1) Represents the officer's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Bank Profit Sharing Plan at the most recent valuation date, December 31, 1997. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership thereof.

(2) Unexercised stock options granted under the Corporation's 1985 Stock Option Plans and the 1995 Omnibus Plan which are vested or will vest within 60 days of February 16, 1998.

(3) Shares are owned by Mr. Buchalter's wife, individually. Mr. Buchalter disclaims beneficial ownership of shares held by or for the benefit of his wife.

(4) Of the 6,635,499, 4,120,001 shares are owned by the Goldsmith Family Partnership, 1,947,509 shares are owned by the Bram and Elaine Goldsmith Family Trust, and 567,989 shares are owned by the Elaine Goldsmith Revocable Trust. Mr. Bram Goldsmith is a co-trustee of both trusts. The Bram and Elaine Goldsmith Family Trust is the majority general partner of the Goldsmith Family Partnership. Shares owned by the Goldsmith Family Partnership are also shown as beneficially owned by Mr. Russell Goldsmith. Mr. Bram Goldsmith may be deemed a "control person" of the Corporation.

(5) Shares owned by Goldsmith Family Foundation, a tax-exempt charitable foundation. Mr. Bram Goldsmith and Mr. Russell Goldsmith each disclaim beneficial ownership of shares held by the Foundation, of which both are directors.

(6) 4,120,001 shares are owned by the Goldsmith Family Partnership, the 726,040 shares are owned by trusts of which Mr. Goldsmith is sole trustee and 73,495 shares are owned by B. N. Maltz Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director. The Russell Goldsmith Trust, of which Mr. Goldsmith is sole trustee, is one of the general partners of the Goldsmith Family Partnership. Shares owned by the Partnership are also shown as beneficially owned by Mr. Bram Goldsmith. Mr. Goldsmith disclaims beneficial ownership of shares held by the B. N. Maltz Foundation.

(7) Includes shares held by officers of the Bank who may be deemed to be executive officers of the Corporation. Of the amount shown, 874,901 shares represent unexercised stock options granted under the Corporation's 1983 and 1985 Stock Option Plans and 1995 Omnibus Plan, as to which directors and officers have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission. Also includes 91,309 shares held by the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan, representing the proportionate interests therein of Bank officers who may be deemed to be executive officers of the Corporation, according to their account balances at the most recent valuation date, December 31, 1997. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership of such shares.

    The directors of the Bank do not hold director-qualifying stock of the Bank. Rather, they have satisfied this qualification requirement by holding a requisite number of shares of the Corporation in accordance with an interpretive ruling issued by the Comptroller of the Currency.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Since 1967, the Bank's Pershing Square Regional Office and a number of Bank departments have occupied leased space in the office building located at 606 South Olive Street in downtown Los Angeles. The building was originally developed and built by a partnership between a wholly-owned subsidiary of the Bank, Citinational Bancorporation, Buckeye Construction Co. and Buckeye Realty and Management Corporation (two corporations then affiliated with Mr. Bram Goldsmith, now Chairman of the Board of the Corporation). Since its completion, the building has been owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co.; the remainder is held by other, unaffiliated limited partners. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Goldsmith is a 49% general partner; therefore, Mr. Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The remaining general partner and all limited partners of Olive-Sixth Buckeye Co. are not affiliated with the Corporation.

    The Bank occupies space in the building under a lease signed on March 6, 1997, effective as of September 30, 1996, which expires in 2006. Previously, the Bank occupied most of the same space under leases signed in 1966, 1985 and 1991, all of which expired in 1996. Prior to 1991, rental and other payments were made to an unaffiliated ground lessee, Tishman Speyer South Olive Street. This ground lease was terminated in December 1990, and the Bank now pays rent and operating expense pass-throughs to Citinational-Buckeye Building Co. Rental rates and other lease terms were negotiated at arms' length without Mr. Goldsmith's involvement, and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the building. In 1997 the Bank paid Citinational-Buckeye Building Co. a total of $969,576 for rent under all leases in the building and $165,357 for operating expense pass-throughs. Based on existing lease terms, rentals payable by the Bank to Citinational-Buckeye Building Co. total $80,798 per month for all leases in the building, not including operating expense pass-throughs.

    On January 29, 1997, Citinational Bancorporation advanced $4,625,000 to Citinational-Buckeye Building Co., of which $4,050,000 was advanced as a capital contribution, and the remaining $575,000 as a loan, bearing interest at the Bank's prime rate plus 1% per annum, interest payable quarterly, with principal and unpaid interest being due and payable on December 31, 1998. In addition, Citinational Bancorporation made additional loans totaling $1,500,000 to Citinational-Buckeye Building Co. to fund improvements to the building related to a lease with the United States General Services Administration.

    Certain indebtedness of Citinational-Buckeye Building Co. to the Bank is described below. Between 1991 and 1996, Mr. Goldsmith and the other general partner of Olive-Sixth Buckeye Co. made unsecured advances to Citinational-Buckeye Building Co. to cover operating expenses and common area and tenant improvements. Through December 31, 1996, Mr. Goldsmith advanced a total of $7,062,500 (of which $1,625,000 was advanced in 1996), all of which bore interest at the Bank's prime rate plus 1% per annum, interest payable quarterly. On January 29, 1997, simultaneous with the capital contributions and loans described in the preceding paragraph, Citinational-Buckeye Building Co. repaid $4,625,000 of the loans previously made by Mr. Goldsmith. In addition, Citinational-Buckeye Building Co. converted $2,025,000 of such loans into capital contributions by Mr. Goldsmith to Citinational-Buckeye Building Co. Citinational-Buckeye Building Co. now owes to Mr. Goldsmith the principal amount of $412,500, which continues to bear interest at the Bank's prime rate plus 1% per annum, interest payable quarterly, with principal and accrued, unpaid interest being due and payable on December 31, 1998. Also on January 29, 1997, Mr. Goldsmith committed to make an additional loan of $1,000,000 to Citinational-Buckeye Building Co. to fund improvements to the Building related to a lease with the United States General Services Administration. As of March 1, 1998, $625,000 of such loan has been advanced.

    In the ordinary course of its business, and subject to the limitations set forth in applicable laws and regulations, the Bank makes loans to directors and executive officers of the Corporation and/or to businesses in which they have an interest as officers, directors, partners, trustees and/or stockholders. In the opinion of management, all such loans were made on substantially the same terms, including interest rates and collateral (if any required), as those prevailing at the time for comparable transactions with other persons, and such loans did not involve more than normal risk of collectibility or present other unfavorable features.

    The Bank has an outstanding loan to Citinational-Buckeye Building Co., with which Mr. Bram Goldsmith, Chairman of the Board and Chief Executive Officer of the Corporation, is affiliated, as described above. The loan is secured by the office building described above and is non-recourse to the general partners of the borrower. The loan bears interest at the Bank's prime rate plus .50%, with a maximum of 12.5% and a minimum of 8.5%. The rate in effect at March 1, 1998 was 9.0%. At March 1, 1998, the outstanding balance of the loan was $15,665,131; the largest amount outstanding since January 1, 1997 was $15,935,718. The loan matures in 1998, and is, and from its inception has been, current as to required payments of principal and interest, in part because certain partners voluntarily made advances to the partnership, most of which have been subsequently repaid as a result of the January 1997 capital contributions and loans described above. Negotiations are presently ongoing with unrelated third parties to refinance this loan, but there can be no assurance that such negotiations will be successful.

                     SECTION 16(a) REPORTING DELINQUENCIES

    Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers and the Corporation, as well as persons holding more than 10% of the Corporation's outstanding shares of common stock, are required to file reports showing their initial ownership of the Corporation's common stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange by certain specified due dates. Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 1997, all such reports that were required were filed on a timely basis except as follows: Heng W. Chen, Senior Vice President-Controller, filed two Form 4's late wherein he reported the exercise of certain stock options.

                           PROPOSALS OF STOCKHOLDERS

    All proposals of stockholders intended to be presented at the Corporation's 1999 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Corporation, at the address of the Corporation set forth on the first page of this Proxy Statement, before November 17, 1998, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy, in accordance with rules and regulations of the Securities and Exchange Commission.

                            INDEPENDENT ACCOUNTANTS

    On July 23, 1997, the Audit Committee of the Board of Directors of the Corporation selected KPMG Peat Marwick LLP to serve as independent accountants of the Corporation for its fiscal year which ended December 31, 1997. The Audit Committee has not yet selected independent accountants for the current fiscal year, which ends on December 31, 1998. The Audit Committee, according to its normal procedures, will make its recommendations to the Corporation's Board of Directors as to independent accountants later in the year, at which time the independent accountants for the current fiscal year will be selected.

    A representative of KPMG Peat Marwick LLP is expected to attend the 1998 Annual Meeting of Stockholders, with the opportunity to make a statement and respond to appropriate questions.

                                          By Order of the Board of Directors

                                          RICHARD H. SHEEHAN, JR.
                                          SECRETARY

March 20, 1998

                           CITY NATIONAL CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 22, 1998

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                  CORPORATION

    The undersigned hereby appoints RICHARD H. SHEEHAN, JR., with power of substitution, as proxy of the undersigned, to Attend the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 22, 1998, at 4:30 P.M., and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(1)        ELECTION OF DIRECTORS
           / / FOR all the nominees listed below to       / / WITHHOLD AUTHORITY
           serve as Class II directors for a term of        to vote for all nominees listed below
           three years.
           (EXCEPT AS MARKED TO THE CONTRARY BELOW)

           Russell Goldsmith, Barry M. Meyer and Edward Sanders

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                                        ________________________________________

(2)        In their discretion, upon all other matters as may properly be brought before the meeting or any adjournments thereof.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ABOVE MATTERS.

    Please complete, sign and mail this Proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.
                                              Dated ______________________, 1998
                                              __________________________________
                                              __________________________________

                                                   Signature of Shareholder

                                              (Please sign your name exactly as
                                              it appears hereon. In the case of
                                              stock held in joint tenancy, all
                                              joint tenants must sign.
                                              Fiduciaries should indicate title
                                              and authority.)